UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 E. Dover St., Easton, MD 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	SHBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2021, Shore Bancshares, Inc., a Maryland corporation (the “Company” or “SHBI”), and Severn Bancorp, Inc., a Maryland corporation (“Severn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Severn will be merged with and into SHBI, with SHBI as the surviving corporation (the “Corporate Merger”). Immediately following the Corporate Merger, Severn’s wholly-owned bank subsidiary, Severn Savings Bank, FSB (“SSB”), will be merged with and into Shore United Bank (“Shore United”), which is the wholly-owned subsidiary of SHBI, with Shore United as the surviving bank (the “Bank Merger”). Prior to the Bank Merger, Shore United must obtain the approval of the Office of the Comptroller of the Currency to convert to a national banking association (the “Charter Conversion”). The Corporate Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.” A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Severn shareholders upon completion of the Proposed Transaction (the “Merger Consideration”) will consist of whole shares of SHBI common stock, par value $0.01 per share (“SHBI Common Stock”), cash consideration, and cash in lieu of fractional shares of SHBI Common Stock. Upon consummation of the Corporate Merger, each share of Severn common stock, par value $0.01 per share, (“Severn Common Stock”), issued and outstanding immediately prior to the effective time of the Corporate Merger will be canceled and converted into the right to receive 0.6207 shares of SHBI Common Stock (the “Exchange Ratio”) and $1.59 in cash.

Severn Options

Upon consummation of the Corporate Merger, each outstanding and unexercised option to acquire shares of Severn Common Stock, whether vested or unvested, will be canceled in exchange for the right to receive from Severn, immediately prior to the effective time of the Corporate Merger, a single-lump sum cash payment, equal to the product of (i) the number of shares of Severn Common Stock subject to such Severn option immediately prior to the Effective Time, and (ii) the excess, if any, of (A) $10.60 over (B) the exercise price per share of such Severn option, less any applicable taxes required to be withheld with respect to such payment. If the exercise price per share of any such Severn Option is equal to or greater than $10.60, such Severn Option shall be canceled without any cash payment being made in respect thereof.

Shareholder Agreements

As an inducement for SHBI to enter into the Merger Agreement, each director and executive officer of Severn, who own in the aggregate approximately 23% of the outstanding shares of Severn Common Stock, entered into a shareholder agreement with SHBI pursuant to which he or she agreed, among other things, to vote their shares of Severn Common Stock in favor of adoption and approval of the Merger Agreement and any other matters required to be approved by Severn’s shareholders for the consummation of the Proposed Transaction. These shareholders also agreed to certain restrictions on their ability to transfer their shares of Severn Common Stock until at least a majority of all issued and outstanding shares of Severn Common Stock voting in favor of the Merger Agreement, the Proposed Transaction and the transactions contemplated thereby have been irrevocably delivered to Severn. In addition, subject to certain enumerated exceptions, those directors and executive officers of Severn who are not being retained by SHBI have also agreed to refrain from soliciting customers and employees of Severn or its subsidiaries for a period of one (1) year, subject to and following the closing of the Proposed Transaction. The shareholder agreement is substantially in the form included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Assumption of Severn Indenture Obligation

In connection with the closing of the Proposed Transaction, SHBI will assume the obligations under the indenture (the “Indenture”) relating to Severn’s junior subordinated debentures due in 2035. In connection with the assumption of the Indenture, SHBI and Severn will enter into a supplemental indenture or other documents reasonably required by the trustee to make such assumption effective. Severn had $20.7 million in junior subordinated debentures issued and outstanding as of December 31, 2020.

Appointment of Directors

Pursuant to the terms of the Merger Agreement, SHBI is required to take all action necessary to appoint or elect, effective as of the effective time of the Proposed Transaction, four (4) individuals who are members of the Severn board of directors immediately prior to the effective time of the Proposed Transaction, each of whom must be mutually agreeable to SHBI and Severn and one of whom shall be Alan Hyatt, the Chairman, President and Chief Executive Officer of Severn, as directors of SHBI and Shore United, with Mr. Hyatt being appointed as the Chairman of the SHBI board of directors and Shore United board of directors. Each individual will be assigned to a SHBI board of directors class and shall serve for a term that coincides with the remaining term of that class and until his or her successor is elected and qualified.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from Severn to SHBI, which are qualified by the confidential disclosure schedules provided by Severn to SHBI, and customary representations and warranties from SHBI to Severn.

Business Pending the Proposed Transaction

Severn is required under the Merger Agreement to conduct its business in the ordinary and usual course, consistent with past practice, to use reasonable best efforts to preserve its business organization, keep available the present services of its employees, and preserve for itself and SHBI the goodwill of the customers of Severn and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include:

(i)	the approval of the Merger Agreement by Severn’s shareholders and the approval of the issuance of shares of SHBI Common Stock by SHBI’s shareholders;

(ii)	the receipt of all necessary regulatory approvals for the Charter Conversion and the Proposed Transaction, without the imposition of conditions or requirements that would require SHBI or Severn to take any action or commit to take any action that would (x) reasonably be likely to have a Material Adverse Effect (as defined in the Merger Agreement) on SHBI or Severn, (y) reasonably be likely to impose a Burdensome Condition (as defined in the Merger Agreement) on SHBI or any of its subsidiaries (including, after the effective time of the Proposed Transaction, Severn and its subsidiaries) or (z) require the sale by SHBI or any of its subsidiaries (including, after the effective time of the Proposed Transaction, Severn and its subsidiaries) of any material portion of their respective assets;

(iii)	the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction;

(iv)	the effective registration of the shares of SHBI Common Stock with the Securities and Exchange Commission (the “SEC”) to be issued to Severn’s shareholders and the approval of such shares for listing on the Nasdaq Global Market;

(v)	all representations and warranties made by SHBI and Severn in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a Material Adverse Effect; and

(vi)	SHBI and Severn must have performed their respective obligations under the Merger Agreement in all material respects.

Termination

The Merger Agreement contains certain termination rights for both SHBI and Severn, including if (i) the Corporate Merger is not consummated by December 31, 2021, (ii) the necessary regulatory approvals are not obtained, or (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

In certain circumstances, Severn may terminate the Merger Agreement, including in the event that (i) the SHBI Average Share Price (as defined in the Merger Agreement) is less than $9.01 and (ii) the SHBI Average Share Price underperforms the Nasdaq Bank Index by greater than 15%.

Termination Fee

Severn must pay SHBI a termination fee in the amount of $5.0 million if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding SHBI, Shore United, Severn, SSB, or their respective affiliates or their respective businesses.

Item 8.01	Other Events.

On March 3, 2021, the Company issued a press release announcing that it and Severn had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the Company will be providing supplemental information regarding the Proposed Transaction in connection with a presentation to investors. The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

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FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of SHBI and Severn. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on SHBI’s and Severn’s current expectations and assumptions regarding SHBI’s and Severn’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties or other factors such as the COVID-19 pandemic could affect SHBI’s or Severn’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between SHBI and Severn, the outcome of any legal proceedings that may be instituted against SHBI or Severn, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where SHBI and Severn do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of SHBI and Severn successfully, and the dilution caused by SHBI’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of SHBI and Severn disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding SHBI, Severn and factors which could affect the forward-looking statements contained herein can be found in SHBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and its other filings with the SEC, and in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transaction.

In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement of Severn and SHBI and a prospectus of SHBI, which will be distributed to the shareholders of Severn and SHBI in connection with their votes on the merger of Severn with and into SHBI and the issuance of SHBI common stock in the Proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents SHBI and Severn have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing SHBI’s website at www.shorebancshares.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing Severn’s website at www.severnbank.com under the “Severn Bank Investors Relation” link and then under the heading “SEC Filings” and “Documents.” In addition, documents filed with the SEC by SHBI or Severn will be available free of charge by (1) writing SHBI at 18 East Dover Street, Easton, MD 21601, Attention: Edward Allen, or (2) writing Severn at 200 Westgate Circle, Suite 200, Annapolis, MD 21404, Attention: Vance Adkins.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of SHBI may be deemed to be participants in the solicitation of proxies from the shareholders of SHBI in connection with the Proposed Transaction. Information about SHBI’s directors and executive officers is included in the proxy statement for its 2020 annual meeting of SHBI’s shareholders, which was filed with the SEC on March 13, 2020.

The directors, executive officers and certain other members of management and employees of Severn may also be deemed to be participants in the solicitation of proxies from the shareholders of Severn in connection with the Proposed Transaction. Information about the directors and executive officers of Severn is included in the proxy statement for its 2020 annual meeting of Severn’s shareholders, which was filed with the SEC on April 10, 2020. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Reorganization, dated as of March 3, 2021, by and between Shore Bancshares, Inc. and Severn Bancorp, Inc.*

99.1	Press Release, dated March 3, 2021.

99.2	Investor Presentation, dated March 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. SHBI agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: March 3, 2021	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer